Spruce Power Reports Fourth Quarter and Full-Year 2025 Results

Spruce Power Delivers Record 2025 Results, Generates $17.9 million in Operating Income and Operating EBITDA of $80.1 million up 49% for the Year

Exits Year with Over $5 per Share in Cash While Paying Down almost $2 per Share in Debt

HOUSTON, TEXAS (March 30, 2026) – Spruce Power Holding Corporation (NYSE: SPRU) (“Spruce”, "Spruce Power" or the “Company”), a leading owner and operator of distributed solar energy assets across the United States, today reported financial results for the fourth quarter and full-year ended December 31, 2025.

Fourth Quarter and Full-Year 2025 Business Highlights

•Delivered the strongest financial performance in company history, achieving full-year Operating Income of $17.9 million compared to a loss of $50.4 million in 2024.
•Strengthened equity value through balance sheet execution, including $35.1 million of debt principal payments in 2025, enhancing enterprise value and reducing leverage
•Revenues of $24.0 million in the fourth quarter, up 19% year-over-year, and up 36% for the full year, driven by portfolio growth and servicing expansion
•Positive cash generation, with $5.1 million of Adjusted Cash Flow Generated in Operations for the fourth quarter and $31.6 million for 2025
•Demonstrated powerful operating leverage, with Operating EBITDA up 57% year-over-year in the fourth quarter and 49% for the full year, driven by revenue growth and structural cost reductions
•Reduced core operating costs at scale, including a 64% decline in Operations & Maintenance (“O&M”) expense and a 16% decline in Selling, General and Administrative (“SG&A”) expense for the fourth quarter, reflecting durable efficiency gains across the platform
•Net loss attributable to stockholders of $6.9 million and $26.0 million for the quarter and year, respectively, compared to net loss attributable to stockholders of $5.9 million and $70.5 million for the year-earlier periods
•Cash Flow used in Operations of $3.3 million for the quarter and $3.5 million used for the year
•Ended the year with $93.1 million of cash, or $5.13 per share, providing substantial liquidity, flexibility, and embedded value

Management Commentary and Outlook

Chris Hayes, Chief Executive Officer, commented:

“2025 was the best year in Spruce’s history, and our fourth quarter results reflect a business that is hitting its stride. We delivered strong growth, achieved record EBITDA, and reached a clear inflection point in cash generation, all while fundamentally improving the efficiency of our platform.

What is most exciting is that these gains are not one-time in nature. The cost reductions we have achieved—particularly in O&M and SG&A—are structural and position us to continue expanding margins as we scale.

We also made meaningful progress strengthening our balance sheet, including repaying $35.1 million of debt during the year, which directly enhances equity value as we continue to delever the business.

We exited the year with $93.1 million of cash, or $5.13 per share, giving us significant flexibility as we continue to grow the business and optimize our capital structure.

As part of that strategy, we made a deliberate decision to extend our SP1 facility to maximize flexibility as we pursue a broader refinancing opportunity across multiple portfolios. We believe this approach positions us to enhance long-term financing efficiency and support the next phase of growth.

With strong momentum, a more efficient operating model, and a growing base of long-term contracted cash flows, we believe Spruce is exceptionally well positioned heading into 2026.”

Consolidated Financial Results

Revenues totaled $24.0 million for the fourth quarter of 2025, compared with $20.2 million for the fourth quarter of 2024. The year-over-year increase was primarily due to the November 2024 acquisition of a residential solar portfolio from NJR Clean Energy Ventures ("NJR") and improved solar renewable energy credits ("SRECs") revenue. The Spruce PRO service agreement signed with ADT in December 2024 also contributed to growth.

Total operating expenses were $21.8 million for the fourth quarter of 2025, compared to
$26.7 million for the fourth quarter of 2024. The year-over-year decline in operating expense is attributed primarily to a decrease in operations and maintenance costs and ongoing cost management efforts.

Core Operating Expenses, which includes both SG&A expenses and O&M expenses was $14.9 million in the aggregate for the fourth quarter of 2025, down from $20.7 million in the year-earlier period. This includes $13.0 million of SG&A expenses and O&M expenses of $1.9 million in the fourth quarter of 2025, down from SG&A expense of $15.5 million and O&M expense of $5.3 million for the fourth quarter of 2024.

The decreases in both total operating expenses and Core Operating Expenses were primarily attributable to lower year-over-year O&M costs due to the completion of meter upgrades as well as more prudent cost management, which included the vertical integration of servicing teams in concentrated markets. The decrease in SG&A expenses was due to both a labor reduction and related compensation and benefit costs as well as lower professional service fees.

Net loss attributable to stockholders was $6.9 million, or $0.38 per share for the fourth quarter of 2025, compared to $5.9 million or $0.32 for the fourth quarter of 2024.

Balance Sheet and Liquidity

Total principal amount of outstanding debt as of December 31, 2025, decreased to $695.5 million with a blended interest rate of 6.1%, including the impact of hedge arrangements. All debt consists of project finance loans that are non-recourse to the Company itself. Non-recourse debt is incurred at the project level and does not impact the Company’s unrestricted cash on hand balance.

Total cash as of December 31, 2025, was $93.1 million, or $5.13 per share, including cash and cash equivalents of $54.8 million and restricted cash of $38.3 million. Per-share amount is based on 18,170,425 shares issued and outstanding as of December 31, 2025.

Growth and Capital Allocation

Spruce is committed to maximizing long-term value for its shareholders through a disciplined approach that includes strategic acquisitions, capital expenditure projects, debt repayment and shareholder return initiatives.

The Company's gross portfolio value (on a PV6 basis as defined below) was $848.0 million as of December 31, 2025.

During the fourth quarter of 2025, Spruce repurchased no shares of common stock. There was $42.0 million remaining under the Company's authorized $50.0 million common share repurchase program as of December 31, 2025.

Key Operating Metrics

As of December 31, 2025, Spruce owned cash flows from approximately 84,000 home solar assets and customer contracts across 18 U.S. States with an average remaining contract life of approximately 10 years. Combined portfolio generation for the fourth quarter of 2025 was approximately 104,711 MWh of energy. In addition, the Company services approximately 60,000 third-party owned home solar systems as of December 31, 2025. Gross Portfolio Value, on a PV6 basis as described below, was $848.0 million as of December 31, 2025.

Conference Call Information

The Spruce management team will host a conference call for analysts and investors to discuss its fourth quarter and full year 2025 financial results and business outlook at 4:30 p.m. Eastern Standard Time March 30, 2026. The conference call can be accessed live over the telephone by dialing (646) 307-1963 and referencing Conference ID 3699222. Alternatively, the call can be accessed via a live webcast accessible at https://events.q4inc.com/attendee/468435160.

An audio replay will be available shortly after the call and can be accessed by dialing (800) 770-2030. The passcode for the replay is 3699222. The replay will be available until April 14, 2026.

About Spruce Power

Spruce Power is a leading owner and operator of distributed solar energy assets across the United States. We provide subscription-based services that make it easy for homeowners to benefit from rooftop solar power and battery storage. Our power as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. Our Company owns the cash flows from approximately 84,000 home solar assets and customer contracts across the United States. For additional information, please visit www.sprucepower.com.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are characterized by the use of certain words or phrases (and their derivatives) such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “opportunity,” “plan,” “goals,” “target” “predict,” “potential,” “estimate,” “should,” “will,” “would,” “continue,” “likely,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based upon our current plans and strategies, management’s assumptions and expectations about future events, and market conditions and reflect our current assessment of the risks and uncertainties related to our business and are made as of the date of this release. Forward-looking statements in this release may include, without limitation, statements made in Mr. Hayes’ quotations, statements regarding contracted portfolio value and renewal portfolio value, potential future acquisitions, potential future repurchases under the stock repurchase program, the impacts of the Company’s O&M initiatives and operational enhancements and the Company's ability to sustain cost reductions, the Company’s expected key revenue drivers, expectations with respect to Spruce PRO and its potential partnerships, expectations with respect to refinancing outstanding debt, and the Company's prospects for long-term growth in revenues, business cash inflows, earnings and Operating EBITDA. Repurchases under the stock repurchase program will depend upon market prices, trading volume, available cash and other factors, and therefore, there is no guarantee that any repurchases will be completed or as to the number of shares that may be purchased. There can be no assurance that actual future results, performance or achievements of, or trends affecting, us will not differ materially from any future results, performance, achievements or trends expressed or implied by such forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from historical results or the forward-looking statements contained herein, including but not limited to: uncertainties relating to the solar energy industry and the risk that sufficient additional demand for home solar energy systems may not develop or take longer to develop than we anticipate; disruptions to our solar monitoring systems, which could negatively impact our revenues and increase our expenses; warranties provided by the manufacturers of equipment for our assets and maintenance obligations may be inadequate to protect us; the solar energy systems we own or may acquire may have a limited operating history and may not perform as we expect, including as a result of unsuitable solar and meteorological conditions; problems with performance of our solar energy systems may cause us to incur expenses, may lower the value of our solar energy systems, and may damage our market reputation; the ability to identify and complete future acquisitions or strategic relationships and the ability to integrate strategic acquisitions; the ability to develop and market new products and services; changes in, and our compliance with, laws and regulations affecting our business; the highly competitive nature of the Company’s business and markets; the ability to manage our growth effectively or grow by expanding our market penetration or acquiring additional home solar portfolios; the ability to execute on and consummate business plans in anticipated time frames; litigation, complaints, product liability claims or other claims, government investigations and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services, including due to tariffs or trade restrictions; developments in technology or improvements in distributed solar energy generation and related technologies or components may materially adversely affect demand for our offerings; a material reduction in the retail price of traditional utility generated electricity, electricity from other sources or renewable energy credits; we may require additional financing to support the development of our business and implementation of our growth strategy; we are subject to risks relating to our outstanding debt, including risks relating to rising interest rates and the risk that we may not have sufficient cash flow to pay or refinance our debt and to continue as a going concern; the impact of natural disasters and other events beyond our control, such as hurricanes, wildfires or pandemics, on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; cybersecurity risks; the loss or transition of key employees or senior management or the Company’s inability to attract and retain qualified personnel; the risk that the Company may identify material weaknesses in its internal control over financial reporting, or fail to maintain an effective system of internal control over financial reporting; general economic, financial, legal, political and business conditions, supply chain constraints and changes in domestic and foreign markets; the availability of capital and additional financing; economic conditions, including market interest rates, inflation, recessionary conditions and U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom; governmental investigations, litigation, complaints, other claims, or adverse publicity, which may cause us to incur significant expense, hinder execution of business and growth strategy, or impact the price of our common stock; changes in tax laws, which may materially adversely affect our business, prospects, financial condition, and operating results; our ability to use net operating loss carryforwards and other tax attributes; risks associated with construction, regulatory compliance, risks relating to changes in, and our compliance with, laws and regulations affecting our business, and other contingencies; violations of export control and/or economic sanctions laws and regulations; the adequacy of our insurance coverage; competition from traditional energy companies as well as solar and other renewable energy companies; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025, subsequent Quarterly Reports on Form 10-Q, and other documents that the Company files with the SEC in the future. These factors are not exhaustive. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from the results implied by these forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release includes references to certain non-GAAP financial measures. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter, without the impact of items or events that may obscure trends in our underlying financial performance. These non-GAAP financial measures should not be considered in isolation and should be considered as a supplement to, and not as a substitute for or superior to, the GAAP financial measures presented in this press release, our financial statements, and other publicly filed reports. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward-looking financial information. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Definitions of Non-GAAP Financial Information

Earnings (Loss) Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) and adding back interest expense, net, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information as to the performance of our business and therefore we use it to supplement our GAAP reporting. We believe that Adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year-to-year results, and is more representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segment. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Operating EBITDA:

We define Operating EBITDA as Adjusted EBITDA plus proceeds from investment in master lease agreement, net, proceeds from buyouts / prepayments and interest earned on cash investments. Proceeds from investment in master lease agreement, net, represent cash flows from the Company's Spruce Power 4 Portfolio, which holds the 20-year use rights to customer payment streams of approximately 22,500 solar lease and power purchase agreements, net of servicing costs. Proceeds from buyouts / prepayments represent cash inflows from the early buyout of customer solar contracts and cash inflows from the prepayment of customer solar contracts. Interest earned on cash investments represent cash interest received on investments in money market funds.

Adjusted Cash Flow from Operations:

We define Adjusted Cash Flow from Operations as cash from operations adjusted for the recurring proceeds from both our SEMTH master lease and sales of solar energy systems, as well as non-recurring litigation settlements.

Core Operating Expenses:

We define Core Operating Expenses as the sum of our SG&A and our O&M expenses.

Portfolio Value Metrics

We believe Portfolio Value Metrics are helpful to management, investors, and analysts to understand the value of our business and to evaluate the estimated remaining value of our customer contracts, including present value implied from future, uncontracted sales of SRECs generated from assets that the Company owns today.

•Gross Portfolio Value reflects the remaining projected net cash flows from current customers discounted at 6% (“PV6”)
•Projected cash flows include the customer’s initial agreement plus renewal

($ in millions)	As of December 31, 2025
Contracted Portfolio Value (1)	729
Renewal Portfolio Value (2)	71
Uncontracted Renewable Energy Credits (3)	48
Gross Portfolio Value (4)	$848

(1) Contracted Portfolio Value represents the present value of the remaining net cash flows discounted at 6% per annum during the initial term of the Company’s customer agreements as of the measurement date. It is calculated as the present value of cash flows discounted at 6% that the Company expects to receive from customers in future periods as set forth in customer agreements, after deducting expected operating and maintenance costs, equipment replacements costs, distributions to tax equity partners in consolidated joint venture partnership flip structures, and distributions to third-party project equity investors. The calculation includes cash flows the Company expects to receive in future periods from state incentive and rebate programs, contracted sales of solar renewable energy credits, and awarded net cash flows from grid service programs with utilities or grid operators.

(2) Renewal Portfolio Value is the forecasted net present value the Company would receive upon or following the expiration of the initial customer agreement term, but before the 30th anniversary of the system’s activation in the form of cash payments during any applicable renewal period for customers as of the measurement date. The Company calculates the Renewal Portfolio Value amount at the expiration of the initial contract term assuming that, on average, Spruce's customers choose to renew 50% of the time at a contract rate representing a 35% discount to the contract rate in effect at the end of the initial contract term, for a term of 7-years.

(3) Uncontracted sales of SRECs based on forward market REC pricing curves, adjusted for liquidity discounts.
(4) Gross Portfolio Value represents the sum of Contracted Portfolio Value, Renewal Portfolio Value and Uncontracted SRECs.

Spruce Power Holding Corporation
Condensed Consolidated Statements of Operations (Unaudited)
For the Three Months and Years Ended December 31, 2025 and 2024

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, except per share and share amounts)	2025	2024	2025	2024

Revenues	$24,028	$20,226	$111,812	$82,107
Operating expenses:
Cost of revenues - solar energy systems depreciation	7,073	6,189	29,139	23,377
Cost of revenues - operations and maintenance	1,884	5,285	9,764	16,597
Selling, general and administrative expenses	12,975	15,463	55,113	58,889
Litigation settlements	637	179	1,711	7,384
Impairment of goodwill	—	—	—	28,757
Gain on asset disposal, net	(786)	(449)	(1,855)	(2,504)
Total operating expenses	21,783	26,667	93,872	132,500
Income (loss) from operations	2,245	(6,441)	17,940	(50,393)
Other (income) expense:
Interest income	(5,086)	(5,850)	(20,718)	(22,758)
Interest expense, net	12,616	10,332	50,918	40,232
Change in fair value of interest rate swaps	746	(5,400)	12,684	2,753
Other expense (income)	774	(72)	698	(542)
Net loss from continuing operations	(6,805)	(5,451)	(25,642)	(70,078)
Net income (loss) from discontinued operations	(9)	(25)	(64)	25
Net loss	(6,814)	(5,476)	(25,706)	(70,053)
Less: Net income attributable to noncontrolling interests	51	452	320	436
Net loss attributable to stockholders	$(6,865)	$(5,928)	$(26,026)	$(70,489)
Net loss from continuing operations per share, basic and diluted	$(0.38)	$(0.29)	$(1.42)	$(3.79)
Net income (loss) from discontinued operations per share, basic and diluted	$—	$—	$—	$—
Net loss attributable to stockholders per share, basic and diluted	$(0.38)	$(0.32)	$(1.44)	$(3.82)
Weighted-average shares outstanding, basic and diluted	18,068,059	18,566,015	18,068,059	18,470,926

Spruce Power Holding Corporation
Calculation of Core Operating Expenses
For the Three Months Ended December 31, 2025 and 2024

	Three Months Ended December 31,
(In thousands)	2025	2024
Calculation of core operating expenses:
Cost of revenues - operations and maintenance	$1,884	$5,285
Selling, general and administrative expenses	12,975	15,463
Core operating expenses	$14,859	$20,748

Spruce Power Holding Corporation
Reconciliation of Adjusted Cash Flow from Operations
For the Three and Twelve Months Ended
December 31, 2025 and 2024

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2025	2024	2025	2024
Reconciliation of Adjusted Cash Flow from Operations
Net cash provided by/(used) in operating activities	(3,302)	(13,458)	(3,530)	(41,811)
Proceeds from investment related to SEMTH master lease agreement	6,847	6,746	24,726	25,614
Proceeds from sale of solar energy systems	1,546	1,379	5,609	6,091
Non-recurring legal settlement	—	1,250	4,750	17,250
Adjusted Cash Flow from Operations	$5,091	$(4,083)	$31,555	$7,144

Spruce Power Holding Corporation
Reconciliation of Non-GAAP Financial Measures
For the Three Months and Years Ended December 31, 2025 and 2024

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2025	2024	2025	2024
Reconciliation of Net Loss to EBITDA, Adjusted EBITDA, and Operating EBITDA
Net loss attributable to stockholders	$(6,865)	$(5,928)	$(26,026)	$(70,489)
Net income attributable to noncontrolling interests	51	452	320	436
Interest income	(5,086)	(5,850)	(20,718)	(22,758)
Interest expense, net	12,616	10,332	50,918	40,232
Depreciation and amortization	6,325	5,331	26,146	20,280
EBITDA	7,041	4,337	30,640	(32,299)
Net (income) loss from discontinued operations	9	25	64	(25)
Impairment of goodwill	—	—	—	28,757
Legal charges related to legacy shareholder and securities lawsuits	—	275	—	8,952
Gain on asset disposal, net	(786)	(449)	(1,855)	(2,504)
Change in fair value of interest rate swaps	746	(5,400)	12,684	2,753
Meter upgrade campaign	18	480	321	2,123
Other one-time costs	503	183	2,309	4,311
Change in fair value warrant liabilities	—	—	—	(17)
Stock based compensation	845	957	3,267	3,097
Bad debt expense	254	258	1,301	1,386
Accretion expense	85	55	328	236
Non-recurring acquisition/divestment expenses	—	1,161	135	1,161
Adjusted EBITDA	8,715	1,882	49,194	17,931
Proceeds from investment in master lease agreement, net	6,382	6,082	22,183	23,077
Proceeds from buyouts / prepayments	1,333	1,656	6,133	6,934
Interest earned on cash investments	565	1,186	2,633	5,922
Operating EBITDA	$16,995	$10,806	$80,143	$53,864

Spruce Power Holding Corporation
Condensed Consolidated Balance Sheets (Unaudited)
December 31, 2025 and December 31, 2024

	As of December 31,
(In thousands, except share and per share amounts)	2025	2024
Assets
Current assets
Cash and cash equivalents	$54,842	$72,802
Restricted cash	38,303	36,346
Accounts receivable, net of allowance of $0.8 million and $0.8 million as of December 31, 2025 and 2024, respectively	15,748	15,010
Interest rate swap assets, current	3,791	6,258
Prepaid expenses and other current assets	3,189	6,014
Total current assets	115,873	136,430
Investment related to SEMTH master lease agreement	132,843	136,942
Property and equipment, net	561,388	589,014
Interest rate swap assets, non-current	9,990	18,414
Intangible assets, net	7,830	8,957
Deferred rent assets	4,872	3,717
Right-of-use assets, net	4,208	4,750
Other assets	269	255
Total assets	$837,273	$898,479
Liabilities, stockholders’ equity and noncontrolling interests
Current liabilities
Accounts payable	$1,916	$987
Accrued expenses and other current liabilities	20,308	28,125
Non-recourse debt, current	213,826	$28,310
Deferred revenue, current	1,210	1,194
Lease liability, current	945	892
Interest rate swap liabilities, current	545	—
Current liabilities of discontinued operations	12	61
Total current liabilities	238,762	59,569
Non-recourse debt, non-current	462,942	677,021
Deferred revenue, non-current	3,831	2,790
Lease liability, non-current	4,181	4,848
Unfavorable solar renewable energy agreements, net	779	4,134
Interest rate swap liabilities, non-current	1,633	385
Other long-term liabilities	3,865	3,540
Long-term liabilities of discontinued operations	28	40
Total liabilities	716,021	752,327
Commitments and contingencies
Stockholders’ equity:

Common stock, $0.0001 par value; 350,000,000 shares authorized at December 31, 2025 and December 31, 2024; 20,041,252 and 18,170,425 shares issued and outstanding at December 31, 2025, respectively, and 19,403,262 and 18,311,054 issued and outstanding at December 31, 2024	2	2
Additional paid-in capital	481,327	478,366
Accumulated deficit	(354,404)	(328,377)
Treasury stock at cost, 1,870,827 shares and 1,092,208 at December 31, 2025 and 2024, respectively	(8,095)	(6,277)
Total stockholders’ equity	118,830	143,714
Noncontrolling interests	2,422	2,438
Total equity	121,252	146,152
Total liabilities, stockholders’ equity and noncontrolling interests	$837,273	$898,479

Spruce Power Holding Corporation
Condensed Consolidated Statement of Cash Flows (Unaudited)
December 31, 2025 and December 31, 2024

	Years Ended December 31,
(In thousands)	2025	2024

Operating activities:
Net loss	$(25,706)	$(70,053)
Add back: Net loss (income) from discontinued operations	64	(25)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation, net	2,961	2,712
Bad debt expense	1,301	1,386
Amortization of deferred revenue	(317)	(1,193)
Depreciation and amortization expense	30,191	24,381
Amortization related to unfavorable solar renewable energy agreements for each period	(2,993)	(3,097)
Impairment of goodwill	—	28,757
Accretion expense	328	236
Change in fair value of interest rate swaps	12,684	2,753
Change in fair value of warrant liabilities	—	(17)
Interest income related to SEMTH master lease agreement	(18,085)	(16,823)
Gain on disposal of assets	(1,855)	(2,504)
Change in operating right-of-use assets and lease liability	(72)	26
Amortization of debt discount and deferred financing costs	6,536	6,026
Changes in operating assets and liabilities:
Accounts receivable, net	(2,040)	(3,490)
Deferred rent assets	(1,155)	(1,263)
Prepaid expenses and other current assets	2,825	3,707
Other assets	(14)	2
Accounts payable	929	(133)
Accrued expenses and other current liabilities	(10,361)	(15,571)
Other long-term liabilities	—	(9)
Deferred revenue	1,374	2,506
Net cash used in continuing operating activities	(3,405)	(41,686)
Net cash used in discontinued operating activities	(125)	(125)
Net cash used in operating activities	(3,530)	(41,811)
Investing activities:
Proceeds from sale of solar energy systems	5,609	6,091
Proceeds from investment related to SEMTH master lease agreement	24,726	25,614
Cash paid for acquisitions	(5,334)	(132,763)
Purchases of other property and equipment	(221)	(354)

Net cash provided by (used in) continuing investing activities	24,780	(101,412)
Financing activities:
Proceeds from issuance of non-recourse debt	—	239,842
Payment of deferred financing costs	—	(3,374)
Repayments of non-recourse debt	(35,099)	(155,943)
Share repurchases	(1,818)	(853)
Capital distributions to noncontrolling interests	(336)	(323)
Net cash provided by (used in) continuing financing activities	(37,253)	79,349
Net cash provided by discontinued financing activities	—	81
Net cash used in financing activities	(37,253)	79,430
Net change in cash and cash equivalents and restricted cash:	(16,003)	(63,793)
Cash and cash equivalents and restricted cash, beginning of period	109,148	172,941
Cash and cash equivalents and restricted cash, end of period	$93,145	$109,148
Supplemental disclosure of cash flow information:
Cash paid for interest	$42,978	$35,060
Supplemental disclosure of noncash investing and financing information:
Right-of-use asset obtained in exchange for lease liability	$307	$—

For More Information
Investor Contact: investors@sprucepower.com
Media Contact: publicrelations@sprucepower.com